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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): Mar. 26, 1999 (Mar. 16, 1999)

                  CLARITI TELECOMMUNICATIONS INTERNATIONAL LTD.
                  ---------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                    33-90344                     23-2498715
     -------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


     1341 North Delaware Avenue, Philadelphia, Pennsylvania    19125
     ---------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)


                                215-425-8682
                                ------------
           (Registrant's telephone number, including area code)


                               Not applicable
                               --------------
         (Former name or former address, if changed since last report)

















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Item 2. Acquisition or Disposition of Assets.

     On March 16, 1999, Clariti Telecommunications International, Ltd. ("Clariti") completed the purchase of all of the outstanding capital stock of MediaTel Global Communications, Ltd. ("MediaTel") from Chadwell Hall Holdings, Ltd. ("CHH"), a diversified holding corporation that is Clariti's majority shareholder, for $24 million (the "MediaTel Acquisition").

     Pursuant to a Share Exchange Agreement dated February 3, 1999, Clariti had agreed to purchase all of the outstanding capital stock of MediaTel for $34 million. On March 16, 1999, pursuant to an Amendment to Share Exchange Agreement, the purchase price was revised to reflect renegotiation of the terms of the Share Exchange Agreement following completion of Clariti's due diligence. Clariti has obtained a favorable fairness opinion regarding the $24 million purchase price from an independent valuation firm, Howard, Lawson & Co.

     Consideration paid by Clariti to CHH consisted of the issuance by Clariti of an unsecured promissory note in the amount of $3 million (the "$3 Million Note") and cancellation of a $21 million promissory note received by Clariti from CHH upon the sale of Telnet Products & Services Limited ("Telnet") in February 1999. The $3 Million Note is due on March 16, 2000 and bears interest at a rate of 6.5%. The MediaTel Share Exchange Agreement and the sale of Telnet to CHH were both disclosed in Clariti's Form 8-K filed on February 18, 1999.

     MediaTel is a switchless reseller of telecommunications services in the United Kingdom with annualized revenues of approximately $40 million. MediaTel is focused on providing high quality, low-cost retail telephone services to residential markets and small-to-medium sized enterprises located primarily in the United Kingdom. Clariti plans to integrate the operations of MediaTel with those of GlobalFirst Holdings, Ltd. ("GlobalFirst"), which Clariti acquired in December 1998. GlobalFirst provides diversified telecommunications services, including domestic and international long-distance, pre-paid mobile phones and calling cards, primarily in the United Kingdom and France.

     The Amendment to Share Exchange Agreement dated March 16, 1999 is filed as
Exhibit 2.1 hereto. Clariti issued a press release on March 18, 1999 regarding the MediaTel Acquisition, which is filed as Exhibit 99.3 hereto.

     Special Note Regarding Forward-Looking Statements: This Form 8-K contains certain forward-looking statements, including statements about Clariti's plans to integrate the operations of MediaTel with those of GlobalFirst that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, changes in telecommunications regulations, access to necessary capital resources, changes in consumer demand for telecommunication products, and various other factors beyond the Company's control. This includes such factors as described from time to time in the SEC reports filed by Clariti Telecommunications International, Ltd., including the most recently filed Form 10-KSB and Form 10-QSB.




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Item 7. Financial Statements and Exhibits.

(a)  Financial Statements

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K within the time constraints stipulated by the Securities and Exchange Commission.

(b)  Pro Forma Financial Information

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K within the time constraints stipulated by the Securities and Exchange Commission.

(c)  Exhibits

 2.1 MediaTel Share Exchange Agreement dated February 3, 1999 between Clariti Telecommunications International, Ltd., and Chadwell Hall Holdings, Ltd.

 2.2 Amendment to MediaTel Share Exchange Agreement dated March 16, 1999 between Clariti Telecommunications International, Ltd., and Chadwell Hall Holdings, Ltd.

*99.1  Financial Statements of MediaTel

*99.2 Pro forma financial information with respect to the registrant's acquisition of MediaTel.

 99.3 Press release dated March 18, 1999 announcing the acquisition of 100% of the outstanding stock of MediaTel Global Communications, Ltd. by Clariti Telecommunications International, Ltd.

---------------------------
*  To be filed by amendment




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                                 Signature
                                 ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CLARITI TELECOMMUNICATIONS
                                                 INTERNATIONAL, LTD.
                                                 (Registrant)

March 26, 1999

                                                 By: s/James M. Boyd, Jr.
                                                     --------------------
                                                     James M. Boyd, Jr.
                                                     Vice President of Finance
                                                     and Chief Accounting
                                                     Officer



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